                              OPPENHEIMER INTEGRITY FUNDS
                                     (the "Trust")

                                   BY-LAWS
              (as amended and restated through October 24, 2000)

                                  ARTICLE I

                                 SHAREHOLDERS

            Section 1. Place of  Meeting.  All  meetings  of the  Shareholders
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(which terms as used herein  shall,  together  with all other terms defined in the  Declaration  of Trust,  have the same  meaning as in the  Declaration  of
Trust)  shall be held at the  principal  office of the Trust or at such  other place as may from  time to time be  designated  by the Board of  Trustees  and stated in the notice of meeting.

            Section 2.  Shareholder  Meetings.  Shareholders'  meetings  shall
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be  held  when  authorized  or  required  by  the  Declaration  at  the  times designated  by the  Trustees and on such date as may be set by the Trustees as set forth in the notice of meeting.

            A special  meeting of  Shareholders  of any one or more Series may be called at any time by the  Chairman  of the Board or the  President  of the
Trust,  or by a majority of the Trustees.  Without  limiting the provisions of
Section 5.11 of the Declaration a special meeting of Shareholders  may also be called at any time upon the written  request of a holder or the holders of not less  than 25% of all of the  Shares  entitled  to be  voted at such  meeting, provided that the  Shareholder or  Shareholders  requesting such meeting shall have paid to the Trust the reasonably  estimated cost of preparing and mailing the notice  thereof,  which the Secretary  shall determine and specify to such
Shareholder or Shareholders.

      Section 3.  Notice of Meetings of Shareholders. Written or printed
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notice of every meeting of Shareholders, stating the time and place thereof
(and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each Shareholder entitled to vote at such meeting by leaving the same with each Shareholder at the Shareholder's residence or usual place of business or by mailing it, postage prepaid and addressed to the Shareholder's address as it appears upon
the books of the Trust.   In lieu thereof, such notice also may be delivered
by such other means, for example electronic delivery, to the extent consistent with applicable laws.

            No  notice  of the  time,  place  or  purpose  of any  meeting  of
Shareholders  need be given to any  Shareholder  who  attends  in person or by proxy or to any  Shareholder  who,  in a writing  executed  and filed with the records of the meeting,  either  before or after the holding  thereof,  waives such notice.

      Section 4.  Record Dates.   The Board of Trustees may fix, in advance,
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a record date for the determination of Shareholders entitled to notice of and to vote at any meeting of Shareholders and Shareholders entitled to receive any dividend payment or allotment of rights, as the case may be.  Only
Shareholders of record on such date and entitled to receive such dividends or rights shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

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            Section  5.  Access to  Shareholder  List.  The Board of  Trustees
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shall make available a list of the names and addresses of all  shareholders as recorded  on the books of the Trust,  upon  receipt of the  request in writing signed by not less than ten  Shareholders  (who have been  shareholders for at least six months  prior to  submitting  such  request)  holding  Shares of the
Trust valued at $25,000 or more at current  offering  price (as defined in the
Trust's  Prospectus)  or  holding  not less than one  percent in amount of the entire  number of shares of the Trust  issued and  outstanding,  whichever  is less; such request must state that such  Shareholders wish to communicate with other  Shareholders  with a view to obtaining  signatures to request a meeting pursuant to Section 2 of Article II of these  By-Laws and must be  accompanied by the form of  communication  requested to be sent to the  Shareholders.  The
Board of Trustees within 5 business days after receipt of such request,  shall either  make  available  the  Shareholder  List  to such  Shareholders  at the principal  offices of the Trust,  or at the  offices of the  Trust's  transfer agent,  during regular  business hours,  or mail a copy of such  Shareholders'
proposed  communication and form of request, at such Shareholders' expense, to all other Shareholders.

            Section  6.  Quorum,  Adjournment  of  Meetings.  A quorum for the
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transaction  of business at any meeting of  Shareholders  shall consist of the presence,  in person or by proxy, of Shareholders  entitled to cast a majority of the shares which may be voted at such meeting  pursuant to Section 4 hereof and Section 5.8 of the  Declaration.  If at any meeting of Shareholders  there shall be less than a quorum present,  the Shareholders present at such meeting may,  without  further  notice,  adjourn  the same from  time to time  until a quorum  shall  attend,  but no  business  shall  be  transacted  at  any  such adjourned  meeting except such as might have been lawfully  transacted had the meeting not been adjourned.

            If a quorum is  present  but  sufficient  votes in favor of one or more proposals have not been received,  any of the persons named as proxies or attorneys-in-fact  may propose and  approve  one or more  adjournments  of the meeting  to  permit  further  solicitation  of  proxies  with  respect  to any proposal.  All  such  adjournments  will  require  the  affirmative  vote of a majority  of the shares  present  in person or by proxy at the  session of the meeting to be adjourned.  Prior to any such  adjournment,  any lawful business may be transacted.

      Section 7.  Voting and Inspectors. At all meetings of shareholders,
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every shareholder of record entitled to vote at such meeting shall be entitled to vote at such meeting either in person or by proxy. Proxies may be given by or on behalf of a Shareholder in writing or by electronic means, including by telephone, facsimile or via the Internet.

       At all meetings of Shareholders, each Shareholder shall be entitled to one vote on each matter submitted to a vote of the Shareholders or the vote of the Shareholders of the affected Series for each share standing in his name on the books of the Trust on the date, fixed for determination of
Shareholders entitled to vote at such meeting (except if the Board so determines, for Shares redeemed prior to the meeting), and each such Series shall vote as an individual class ("Individual Class Voting"); a Series shall be deemed to be affected when a vote of the holders of that Series on a matter is required by the 1940 Act; provided, however, that as to any matter with respect to which a vote of Shareholders is required by the 1940 Act or by any applicable law that must be complied with, such requirements as to a vote by Shareholders shall apply in lieu of Individual Class Voting as described above.  Any fractional Share shall carry proportionately all the rights of a whole Share, including the right to vote and the right to receive dividends.

            All  elections  of  Trustees  shall be had by a  plurality  of the votes cast and all  questions  shall be  decided  by a  majority  of the votes cast,  in  each  case  at a duly  constituted  meeting,  except  as  otherwise provided  in the  Declaration  of  Trust or in these  By-Laws  or by  specific statutory provision  superseding the restrictions and limitations contained in the Declaration of Trust or in these By-Laws.

            At any election of Trustees,  the Board of Trustees  prior thereto may, or, if they have not so acted,  the Chairman of the meeting may, and upon the  request of the  holders of ten  percent  (10%) of the Shares  entitled to vote at such  election  shall,  appoint two  inspectors  of election who shall first  subscribe an oath or  affirmation  to execute  faithfully the duties of inspectors  at such  election  with strict  impartiality  and according to the best of their ability,  and shall after the election make a certificate of the result of the vote  taken.  No  candidate  for the office of Trustee  shall be appointed such Inspector.

            The  Chairman  of the  meeting  may  cause a vote by  ballot to be taken  upon any  election  or  matter,  and such vote  shall be taken upon the request of the holders of ten percent (10%) of the Shares  entitled to vote on such election or matter.

            Section 8.  Conduct of  Shareholders'  Meetings.  The  meetings of
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the  Shareholders or of the  Shareholders of any Series shall be presided over by the  Chairman of the Board of  Trustees  or if he shall not be present,  by the President, or if he shall not be present, by a Vice-President,  or if none of the Chairman of the Board of Trustees,  the President or any Vice-President
is present,  by a chairman to be elected at the meeting.  The Secretary of the
Trust,  if  present,  shall  act as  Secretary  of  such  meetings,  or if the
Secretary is not present,  an Assistant Secretary shall so act; if neither the
Secretary nor an Assistant Secretary is present,  than the meeting shall elect its secretary.

            Section 9.  Concerning  Validity  of  Proxies,  Ballots,  Etc.  At
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every meeting of the Shareholders,  all proxies shall be received and taken in charge of and all ballots  shall be received and canvassed by the secretary of the meeting,  who shall decide all  questions  touching the  qualification  of voters,  the  validity of the  proxies,  and the  acceptance  or  rejection of votes,  unless inspectors of election shall have been appointed as provided in
Section 7, in which event such  inspectors  of election  shall decide all such questions.

                                  ARTICLE II

                              BOARD OF TRUSTEES

            Section  1.  Number  and  Tenure  of  Office.   The  business  and
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property  of the Trust shall be  conducted  and managed by a Board of Trustees and the number of  Trustees  may be  increased  or  decreased  as  provided in
Section 2 of this Article.  Each Trustee shall,  except as otherwise  provided herein,  hold  office  until the next  meeting  of  Shareholders  of the Trust following  his election  called for the purpose of electing  Trustees or until
his   successor  is  duly  elected  and   qualifies.   Trustees  need  not  be
Shareholders.

            Section 2.  Increase or Decrease in Number of  Trustees;  Removal.
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The Board of  Trustees,  by the vote of a majority  of the entire  Board,  may increase  the number of Trustees to a number not  exceeding  fifteen,  and may elect  Trustees  to fill the  vacancies  created by any such  increase  in the number of Trustees  until the next meeting  called for the purpose of electing
Trustees or until their successors are duly elected and qualify;  the Board of
Trustees,  by the  vote  of a  majority  of the  entire  Board,  may  likewise decrease  the number of  Trustees to a number not less than two but the tenure of  office  of any  Trustee  shall  not be  affected  by  any  such  decrease.
Vacancies  occurring other than by reason of any such increase shall be filled by a vote of a  majority  of the Board  then  sitting.  A Trustee  at any time may be removed either with or without cause by resolution  duly adopted by the affirmative  votes of the holders of not less than two-thirds of the Shares of the Trust,  present in person or by proxy at any  meeting of  Shareholders  at which  such vote may be taken.  Any  Trustee  at any time may be  removed  for cause by  resolution  duly  adopted at any  meeting  of the Board of  Trustees provided  that notice  thereof is  contained in the notice of such meeting and that such  resolution  is  adopted  by the vote of at least two  thirds of the
Trustees  whose  removal is not  proposed.  As used herein,  "for cause" shall mean any cause which  under  Massachusetts  law would  permit the removal of a
Trustee of a business trust.

            Section  3.  Place  of  Meeting.   The  Trustees  may  hold  their
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meetings,  have one or more  offices,  and keep the books of the Trust outside
Massachusetts,  at any office or offices of the Trust or at any other place as they  may  from  time to time by  resolution  determine,  or,  in the  case of meetings,  as they may from time to time by  resolution  determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

            Section 4.  Regular  Meetings.  Regular  meetings  of the Board of
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Trustees  shall  be held at such  time  and on  such  notice,  if any,  as the
Trustees may from time to time determine.

            Section 5.  Special  Meetings.  Special  meetings  of the Board of
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Trustees  may be held from time to time upon call of the Chairman of the Board of Trustees,  if any, the President,  or two or more of the Trustees, by oral, telegraphic  or  written  notice  duly  served  on or sent or  mailed  to each
Trustee not less than one day before such meeting.  No notice need be given to any Trustee  who  attends in person or to any Trustee who in writing  executed and filed with the records of the meeting  either  before or after the holding thereof,  waives such  notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

            Section 6.  Quorum.  A  majority  of the  Trustees  then in office
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shall  constitute a quorum for the  transaction  of business,  provided that a quorum  shall in no case be less than two  Trustees.  If at any meeting of the
Board  there  shall  be less  than a  quorum  present  (in  person  or by open telephone  line, to the extent  permitted by the 1940 Act, a majority of those present may adjourn  the meeting  from time to time until a quorum  shall have been  obtained.  The  act  of the  majority  of the  Trustees  present  at any meeting at which  there is a quorum  shall be the act of the Board,  except as may be  otherwise  specifically  provided by statute,  by the  Declaration  of
Trust or by these By-Laws.

            Section 7.  Executive  Committee.  The Board of  Trustees  may, by
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the  affirmative  vote of a  majority  of the  entire  Board,  elect  from the
Trustees an  Executive  Committee to consist of such number of Trustees as the
Board  may  from  time  to time  determine.  The  Board  of  Trustees  by such affirmative  vote shall  have power at any time to change the  members of such
Committee  and may  fill  vacancies  in the  Committee  by  election  from the
Trustees.  When  the  Board  of  Trustees  is not in  session,  the  Executive
Committee  shall have and may  exercise  any or all of the powers of the Board of  Trustees  in the  management  of the  business  and  affairs  of the Trust
(including  the power to authorize  the seal of the Trust to be affixed to all papers  which may  require  it) except as provided by law and except the power to increase  or decrease  the size of, or fill  vacancies  on, the Board.  The
Executive  Committee  may fix its own rules of procedure,  and may meet,  when and as provided by such rules or by resolution  of the Board of Trustees,  but in every case the presence of a majority  shall be  necessary to  constitute a quorum. In the absence of any member of the Executive  Committee,  the members thereof present at any meeting,  whether or not they constitute a quorum,  may appoint a member of the Board of  Trustees  to act in the place of such absent member.

            Section  8.  Other  Committees.  The  Board  of  Trustees,  by the
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affirmative  vote  of a  majority  of the  entire  Board,  may  appoint  other committees  which shall in each case  consist of such  number of members  (not less than two) and shall have and may  exercise  such  powers as the Board may determine  in the  resolution  appointing  them.  A majority of all members of any such  committee may  determine  its action,  and fix the time and place of its  meetings,  unless the Board of  Trustees  shall  otherwise  provide.  The
Board of  Trustees  shall  have power at any time to change  the  members  and powers of any such  committee,  to fill  vacancies,  and to discharge any such committee.

            Section  9.  Informal  Action  by,  and  Telephone  Meetings  of,
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Trustees and  Committees.  Any action required or permitted to be taken at any
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meeting  of the  Board  of  Trustees  or any  committee  thereof  may be taken without  a  meeting,  if a  written  consent  to such  action is signed by all members of the Board,  or of such  committee,  as the case may be. Trustees or members of a committee of the Board of Trustees may  participate  in a meeting by means of a conference telephone or similar communications  equipment;  such participation  shall,  except as otherwise  required by the 1940 Act, have the same effect as presence in person.

            Section  10.   Compensation   of  Trustees.   Trustees   shall  be
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entitled to receive  such  compensation  from the Trust for their  services as may from time to time be voted by the Board of Trustees.

            Section  11.  Dividends.  Dividends  or  distributions  payable on
                          ----------
the  Shares  of any  Series  may,  but  need  not  be,  declared  by  specific resolution of the Board as to each dividend or  distribution;  in lieu of such specific  resolutions,  the Board may, by general  resolution,  determine  the method of computation  thereof,  the method of determining the Shareholders of the Series to which they are payable and the  methods of  determining  whether and to  which  Shareholders  they  are to be paid  in  cash  or in  additional
Shares.

                                 ARTICLE III

                                   OFFICERS

            Section 1.  Executive  Officers.  The  executive  officers  of the
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Trust shall include a Chairman of the Board of Trustees,  a President,  one or
more  Vice-Presidents  (the number  thereof to be  determined  by the Board of
Trustees),  a  Secretary  and a  Treasurer.  The  Chairman  of  the  Board  of
Trustees and the  President  shall be selected  from among the  Trustees.  The
Board of Trustees may also in its discretion  appoint  Assistant  Secretaries,
Assistant  Treasurers,  and other  officers,  agents and employees,  who shall have such  authority  and perform  such  duties as the Board or the  Executive
Committee  may  determine.  The Board of Trustees  may fill any vacancy  which may occur in any  office.  Any two  offices,  except  those of Chairman of the
Board and  Secretary  and  President  and  Secretary,  may be held by the same person, but no officer shall execute,  acknowledge or verify any instrument in more  than  one  capacity,  if such  instrument  is  required  by law or these
By-Laws to be executed, acknowledged or verified by two or more officers.

            Section  2. Term of  Office.  The term of  office of all  officers
                        ----------------
shall be one  year and  until  their  respective  successors  are  chosen  and qualify;  however,  any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board of Trustees.

            Section 3.  Powers and  Duties.  The  officers  of the Trust shall
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have such powers and duties as generally pertain to their respective  offices, as well as such  powers  and duties as may from time to time be  conferred  by the Board of Trustees or the Executive  Committee.  Unless  otherwise  ordered by the  Board of  Trustees,  the  Chairman  of the  Board  shall be the  Chief
Executive Officer.

                                  ARTICLE IV

                                    SHARES

            Section  1.  Certificates  of  Shares.  Each  Shareholder  of  any
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Series  of the  Trust  may be issued a  certificate  or  certificates  for his
Shares of that Series,  in such form as the Board of Trustees may from time to time prescribe,  but only if and to the extent and on the conditions described by the Board.

            Section  2.  Transfer  of Shares.  Shares of any  Series  shall be
                         --------------------
transferable  on the books of the Trust by the holder  thereof in person or by his duly  authorized  attorney or legal  representative,  upon  surrender  and cancellation  of  certificates,  if any, for the same number of Shares of that
Series,  duly endorsed or accompanied by proper  instruments of assignment and transfer,  with such proof of the  authenticity  of the signature as the Trust or its agent may reasonably  require; in the case of shares not represented by certificates, similar requirements may be imposed by the Board of Trustees.

            Section  3.  Share  Ledgers.  The  share  ledgers  of  the  Trust,
                         ---------------
containing  the name and  address of the  Shareholders  of each Series and the number of shares of that Series,  held by them respectively,  shall be kept at the principal  offices of the Trust or, if the Trust employs a transfer agent, at the offices of the transfer agent of the Trust.

            Section 4. Lost,  Stolen or Destroyed  Certificates.  The Board of
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Trustees may  determine the  conditions  upon which a new  certificate  may be issued in place of a  certificate  which is alleged to have been lost,  stolen or  destroyed;  and  may,  in  their  discretion,  require  the  owner of such certificate or his legal  representative  to give bond, with sufficient surety to the  Trust  and the  transfer  agent,  if any,  to  indemnify  it and  such transfer  agent  against any and all loss or claims  which may arise by reason of the issue of a new  certificate in the place of the one so lost,  stolen or destroyed.

                                  ARTICLE V

                                     SEAL

            The Board of Trustees  shall provide a suitable seal of the Trust, in such form and bearing such  inscriptions as it may determine.  The seal may be used by causing it or a facsimile  to be impressed or affixed or printed or otherwise  reproduced.  Unless  otherwise  required by the Trustees,  the seal shall not be necessary  to be placed on, and its absence  shall not impair the validity,  of any document,  instrument or other paper  executed and delivered by or on behalf of the Trust.

                                  ARTICLE VI

                                 FISCAL YEAR

            The  fiscal  year of the  Trust  shall be  fixed  by the  Board of
Trustees.

                                 ARTICLE VII

                             AMENDMENT OF BY-LAWS

            The  By-Laws  of the Trust may be  altered,  amended,  added to or repealed  by the  Shareholders  or by  majority  vote of the  entire  Board of
Trustees,  but any such  alteration,  amendment,  addition  or  repeal  of the
By-Laws by action of the Board of  Trustees  may be altered or repealed by the
Shareholders.